UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2017

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Lakeside Boulevard, Suite 100 The Woodlands, TX		77381
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: (281) 362-6800
_____________________________________________________
(Former name or former address, if changed since last report.)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2017, the Board of Directors (the “Board”) of Newpark Resources, Inc. (the “Corporation”) increased the size of the Board to eight members and appointed Ms. Rose M. Robeson to fill the vacancy created by the increase, effective as of January 1, 2018.

Ms. Robeson previously served as Senior Vice President and Chief Financial Officer of DCP Midstream GP, LLC, the general partner of DCP Midstream GP, LP, which is the general partner of DCP Midstream Partners, LP, a publicly-traded limited partnership, from May 2012 until her retirement in March 2014. Ms. Robeson also served as Group Vice President and Chief Financial Officer of DCP Midstream, LLC from January 2002 to May 2012. Prior to her appointment as Chief Financial Officer of DCP Midstream, LLC, Ms. Robeson was the Vice President and Treasurer. Prior to joining DCP Midstream, LLC, Ms. Robeson held a variety of executive finance positions at Total Petroleum and Kinder Morgan. Since July 2014, Ms. Robeson has served as a member of the Board of Directors and Audit Committee Chair of SM Energy Company. Since May 2017, Ms. Robeson has served as a member of the Board of Directors and Audit Committee Chair of Antero Midstream GP, LP, a publicly-traded limited partnership. From June 2014 until June 2016, Ms. Robeson served as as director of American Midstream GP, LLC, the general partner of American Midstream Partners, LP, a publicly-traded limited partnership. From October 2015 until December 2017, Ms. Robeson served as a director of Tesco Corporation, an upstream oilfield services company.
Ms. Robeson holds a B.S. degree in Accounting from Northwest Missouri State University.
Ms. Robeson will stand for re-election to the Board of Directors at our 2018 Annual Meeting of Stockholders. The Board has affirmatively determined that Ms. Robeson is “independent” as that term is defined by The New York Stock Exchange listing standards and the standards set forth in the Corporation’s Corporate Governance Guidelines. Ms. Robeson does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Robeson and any other person pursuant to which she was selected as a director. Ms. Robeson will serve as a member of the Corporation's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

The compensation paid to Ms. Robeson will be consistent with the director compensation for non-employee directors of the Corporation, as described in the Corporation’s 2017 Proxy Statement, filed with the Securities and Exchange Commission on April 6, 2017. A copy of the press release announcing the election of Ms. Robeson to the Board of Directors of the Corporation is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Newpark Resources, Inc. dated December 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: December 20, 2017	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Vice President and Chief Financial Officer (Principal Financial Officer)